As filed with the Securities and Exchange Commission on January 9, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SIRIUS SATELLITE RADIO INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-1700207 (I.R.S. Employer Identification Number)

1221 Avenue of the Americas, 36th Floor
New York, New York 10020
(212) 584-5100
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Patrick L. Donnelly
Executive Vice President, General Counsel and Secretary
Sirius Satellite Radio Inc.
1221 Avenue of the Americas, 36th Floor
New York, New York 10020
(212) 584-5100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Gary L. Sellers
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Common Stock, $0.001 par value per share	22,058,824 shares	$3.78	$83,382,354.72	$8,922

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”). The proposed maximum offering price per unit, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average high and low prices reported per share of Common Stock on the NASDAQ Global Select Market on January 8, 2007.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus contained in this registration statement also relates to the remaining 17,250,000 unsold shares of Common Stock registered under Registration Statement No. 333-130949, filed with the Securities and Exchange Commission on January 11, 2006, as to which an aggregate registration fee of $23,800.23 was paid. This registration statement also constitutes Post-Effective Amendment No. 1 to that Registration Statement and such Post-Effective Amendment shall hereafter become effective concurrently with this registration statement.

PROSPECTUS

Sirius Satellite Radio Inc.

Common Stock

This prospectus relates to 39,308,824 shares of our common stock, par value $0.001 per share, which are held by One Twelve, Inc. and Chipombe LLC (each, a “Selling Stockholder” and collectively, the “Selling Stockholders”).

The shares of common stock may be sold from time to time by and for the account of the Selling Stockholders named in this prospectus. The Selling Stockholders may sell all or a portion of the shares of common stock from time to time in market transactions, in negotiated transactions or otherwise, and at prices and on terms which will be determined by the then prevailing market price for the shares or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. See “Plan of Distribution” on page 3 for additional information on the methods of sale.

We will not receive any of the proceeds from the sale of the shares of common stock offered by the Selling Stockholders. The Selling Stockholders will receive all proceeds from the sale of the shares of common stock being registered.

Our shares of common stock are traded on the NASDAQ Global Select Market under the symbol “SIRI.” On January 8, 2007, the last reported sales price of our shares of common stock was $3.76.

Our principal executive offices are located at 1221 Avenue of the Americas, 36th Floor, New York, New York 10020. Our telephone number is (212) 584-5100.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 1 of this prospectus and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

January 9, 2007

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, over time, offer and/or sell our common stock in one or more offerings or resales.

You should rely only on the information contained in this prospectus and those documents incorporated by reference herein. We have not authorized anyone to provide you with information that is different. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the common stock offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information in this prospectus or any document incorporated by reference may only be accurate on the date of such document.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The following cautionary statements identify important factors that could cause our actual results to differ materially from those projected in the forward-looking statements made or incorporated by reference in this prospectus. Any statements about our beliefs, plans, objectives, expectations, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intends,” “plans,” “projection” and “outlook.” These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus and the documents incorporated by reference, and particularly the risk factors described under “Risk Factors” in this prospectus. Among the significant factors that could cause our actual results to differ materially from those expressed in the forward-looking statements are:

•	the useful life of our satellites, which have experienced circuit failures on their solar arrays and other component failures and are not insured;

•	our dependence upon third parties, including manufacturers of SIRIUS radios, retailers, automakers and programming providers; and

•

our competitive position versus XM Radio, the other satellite radio service provider in the United States, which may have certain competitive advantages, and versus other forms of audio and video entertainment.

Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any of these forward-looking statements. In addition, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which the statement is made, to reflect the occurrence of unanticipated events or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise or to assess with any precision the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below as well as the risk factors included in our most recently filed Annual Report on Form 10-K and the risk factors set forth in our Quarterly Reports on Form 10-Q. You should also refer to the other information in this prospectus, including our financial statements and the related notes incorporated by reference into this prospectus.

Risks Relating to Our Common Stock

Future sales of our common stock may depress our stock price.

Sales of a substantial number of shares of our common stock in the public market or otherwise, by the company or a major stockholder, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. None of our existing stockholders, officers or directors have agreed to refrain from making sales of our common stock.

We may issue additional equity securities, which would lead to dilution of our issued and outstanding stock.

The issuance of additional equity securities or securities convertible into equity securities would result in dilution of existing stockholders’ equity interest in us. We are authorized to issue, without stockholder approval, 50,000,000 shares of preferred stock, $.001 par value per share, in one or more series, which may give other stockholders dividend, conversion, voting, and liquidation rights, among other rights, which may be superior to the rights of holders of our common stock. Our board of directors has no present intention of issuing any such preferred series, but reserves the right to do so in the future. In addition, we are currently authorized to issue, without stockholder approval, up to approximately 620 million additional shares of common stock, $.001 par value per share. We are also authorized to issue, without stockholder approval, securities convertible into either common stock or preferred stock.

The market price of our common stock may be volatile, which could cause the value of your investment to decline.

Securities markets worldwide experience significant price and volume fluctuations, especially for emerging companies. This market volatility, as well as general economic, market or potential conditions, could reduce the market price of our common stock in spite of our operating performance. In addition, our operating results could be below the expectations of public market analysts and investors, and in response, the market price of our common stock could decrease significantly. You may be unable to resell your shares of our common stock at or above the offering or resale price.

Provisions in our certificate of incorporation and bylaws may discourage a takeover attempt even if doing so might be beneficial to our stockholders.

Provisions contained in our certificate of incorporation and bylaws could make it more difficult for a third party to acquire us. Provisions of our certificate of incorporation and bylaws impose various procedural and other requirements, which could make it more difficult for stockholders to effect certain corporate actions. For example, our certificate of incorporation authorizes our board of directors to determine the rights, preferences, privileges and restrictions of unissued series of preferred stock, without any vote or action by our stockholders. Thus, our board of directors can authorize and issue shares of preferred stock with voting or conversion rights that could adversely affect the voting or other rights of holders of our common stock. These rights may have the effect of delaying or deterring a change of control of our company. These provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares by the Selling Stockholders. The Selling Stockholders will receive all of the net proceeds from the sale of the shares of common stock offered by this prospectus.

SELLING STOCKHOLDERS

Based on our subscriber count on December 31, 2006, and pursuant to our October 2004 agreement with Howard Stern, on January 9, 2007 we delivered to affiliates of Stern 22,058,824 shares of common stock, valued at approximately $82.9 million. The number of shares delivered was determined based upon the average closing price of our common stock on the twenty trading days immediately preceding the delivery date.

This stock-based payment resulted from our December 31, 2006 subscriber count exceeding a specified target by more than two million subscribers. This target was agreed upon in October 2004 based upon the consensus estimate of securities analysts at that time of approximately 3.5 million Sirius subscribers at December 31, 2006. We ended 2006 with approximately 6,024,000 subscribers. Our agreement with Stern provides for additional stock-based performance bonuses if we exceed an escalating set of specified subscriber targets by increasing amounts substantially greater than two million.

The shares of our common stock issued, or any likely to be issued, to Stern will not increase our fully diluted share count, as certain other currently outstanding warrants will expire without exercise in the ordinary course. Expense related to this payment has been reflected in our operating results throughout 2006.

All of the shares covered by this prospectus are being sold by One Twelve, Inc. and Chipombe LLC, as the Selling Stockholders. Each of the Selling Stockholders, including their respective transferees, pledgees, donees or successors, may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock owned by such Selling Stockholder.

The table below sets forth information with respect to each Selling Stockholder and the number of shares of common stock that may be resold pursuant to this prospectus.

We have prepared the table based on information given to us by, or on behalf of, the Selling Stockholders on or before January 9, 2007. The Selling Stockholders listed in the table may have sold, transferred or otherwise disposed of, in transactions exempt from the registration requirements of the Securities Act of 1933, some or all of their shares of common stock since the date on which they provided this information. Information about the Selling Stockholders may change from time to time. Any changed information given to us by the Selling Stockholders will be set forth in prospectus supplements or amendments to this prospectus if and when necessary.

Because the Selling Stockholders may resell, pursuant to this prospectus, all or some portion of the common stock listed below, no estimate can be given as to the number of shares of common stock that will be held by the Selling Stockholders upon consummation of any sales. See “Plan of Distribution.”

Selling Stockholders	Beneficial Ownership of Shares of Common Stock Prior to the Offering	Maximum Number of Shares of Common Stock Offered Hereby	Beneficial Ownership of Shares of Common Stock After the Offering	Percent of Shares of Common Stock Owned after the Offering
One Twelve, Inc.(1)	34,178,476	34,178,476	—	—
Chipombe LLC(2)	5,130,348	5,130,348	—	—

Total	39,308,824	39,308,824	—	—

(1)	One Twelve, Inc. is a New York corporation controlled by Howard Stern.

(2)	Chipombe LLC is a Delaware limited liability company of which the sole member is Don Buchwald, Howard Stern’s agent.

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PLAN OF DISTRIBUTION

We have been advised that the distribution of the common stock which may be made by the Selling Stockholders may be effected from time to time in one or more transactions (which may involve block transactions): (1) on the NASDAQ Global Select Market or such other national security exchange on which our common stock are listed, in transactions that may include special offerings and exchange distributions pursuant to and in accordance with the rules of such exchanges, (2) in the over-the-counter market, (3) in transactions otherwise than on such exchanges or in the over-the-counter market (including directly to purchasers), or in a combination of any such transactions or (4) through the writing of options. In connection with sales of the common stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock and deliver common stock to close out such short positions, or loan or pledge common stock to broker-dealers that in turn may sell such securities. Such transactions may be effected by the Selling Stockholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Stockholders may effect such transactions by selling the common stock to or through broker-dealers and such broker-dealers will receive compensation in the form of discounts or commissions from the Selling Stockholders and may receive commissions from the purchasers of the common stock for whom they may act as agent (which discounts or commissions from the Selling Stockholders or such purchasers will not exceed those customary in the type of transactions involved).

Any broker-dealers that participate with the Selling Stockholders in the distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions or discounts received by such broker-dealers and any profit on the resale of the common stock by such broker-dealers might be deemed to be underwriting discounts and commissions under such act.

Upon being notified by the Selling Stockholders that any material arrangement has been entered into with a broker or dealer for the sale of the common stock through a secondary distribution, or a purchase by a broker or dealer, a prospectus supplement will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

•	The names of such broker-dealers;

•	The number of shares involved;

•	The price at which such shares are being sold;

•	The commission paid or the discounts or concessions allowed to such broker-dealer;

•	Where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

•	Other facts material to the transaction.

The Selling Stockholders or their successors in interest may from time to time pledge or grant a security interest in some or all of the shares of common stock and, if the Selling Stockholders default in the performance of their secured obligation, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus; however, in the event of a pledge or the default on the performance of a secured obligation by the Selling Stockholders, in order for the shares of common stock to be sold under cover of the registration statement of which this prospectus forms a part, unless permitted by law, we must file an amendment to the registration statement under applicable provisions of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee, secured party or other successors in interest as Selling Stockholders under this prospectus.

LEGAL MATTERS

The validity of the common stock offered by this prospectus has been passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York.

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EXPERTS

Our consolidated financial statements as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 appearing in our 2005 Annual Report on Form 10-K (including the schedule appearing therein) and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 incorporated by reference therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus other information we file with it, which means that we can disclose important information to you by referring you to those documents. This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. The information we file later with the SEC will automatically update and supersede the information included in and incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

1.	Our Annual Report on Form 10-K for the year ended December 31, 2005.

2.	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006.

3.	Our Current Reports on Form 8-K dated January 5, 2006, February 3, 2006, March 29, 2006, May 30, 2006, June 8, 2006, July 20, 2006 and August 4, 2006.

4.

The description of our common stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Securities Exchange Act of 1934 including any amendment or report updating such description.

We have filed each of these documents with the SEC and they are available from the SEC’s internet site and public reference rooms described under “Where you may find additional information about us.” You may also request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Patrick L. Donnelly
Executive Vice President, General Counsel and Secretary
Sirius Satellite Radio Inc.
1221 Avenue of the Americas, 36th floor
New York, New York 10020
(212) 584-5100

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information.

WHERE YOU MAY FIND ADDITIONAL INFORMATION ABOUT US

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these reports, statements or other information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549 or at its regional offices. You can request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC’s internet site at http://www.sec.gov.

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Common Stock

PROSPECTUS

January 9, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by the registrant in connection with the distribution of the common stock being registered hereby. All the amounts shown are estimates, except the SEC registration fee. All of such expenses are being borne by the registrant.

SEC Registration Fee	$8,922
Printing and Engraving Expenses	10,000
Legal Fees and Expenses	50,000
Accounting Fees and Expenses	5,000
Miscellaneous Expenses	10,000

Total	$83,922

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL permits each Delaware business corporation to indemnify its directors, officers, employees and agents against liability for each such person’s acts taken in his or her capacity as a director, officer, employee or agent of the corporation if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action, if he or she had no reasonable cause to believe his or her conduct was unlawful. Our Amended and Restated Certificate of Incorporation provides that we, to the full extent permitted by law, shall indemnify any of our past and present directors, officers, employees or any person that is or was serving at our request as a director, officer or employee of another enterprise if they were or are a party to, or are threatened to be made a party to, any threatened, pending or complete action, suit or proceeding. The indemnification provided therein includes expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and may be paid by us in advance of the final disposition of such action, suit or proceeding. In addition, our Amended and Restated Certificate of Incorporation provides that we may, to the full extent permitted by law, indemnify any other person for any such expenses as to actions in their official capacity or actions in another capacity while holding such office.

As permitted by Section 102(b)(7) of the DGCL, our Amended and Restated Certificate of Incorporation provides that no director shall be liable to us for monetary damages for breach of fiduciary duty as a director, except for liability:

(i)	for any breach of the director’s duty of loyalty to us or our stockholders;

(ii)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(iii)	for the unlawful payment of dividends on or redemption of our capital stock; or

(iv)	for any transaction from which the director derived an improper personal benefit.

We have obtained policies insuring us and our directors and officers against certain liabilities, including liabilities under the Securities Act.

Item 16. Exhibits

Exhibit Number	Description
4.1	Amended and Restated Certification of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002).
4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2001).
4.3	Form of certificate for shares of Common Stock (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1 (File No. 33-74782)).
5.1	Opinion of Simpson Thacher & Bartlett LLP.*
23.1	Consent of Independent Registered Public Accounting Firm.*
23.2	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).*
24.1	Powers of Attorney (included on signature pages).*

*	Filed herewith.

Item 17. Undertakings.

A.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 9, 2007.

SIRIUS SATELLITE RADIO INC.

By:	/s/ DAVID J. FREAR David J. Frear Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of the registrant, do hereby constitute and appoint Patrick L. Donnelly and Ruth A. Ziegler, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the SEC, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto, and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MEL KARMAZIN (Mel Karmazin)	Chief Executive Officer (principal executive officer) and Director	January 9, 2007
/s/ DAVID J. FREAR (David J. Frear)	Executive Vice President and Chief Financial Officer (principal financial officer)	January 9, 2007
/s/ ADRIENNE E. CALDERONE (Adrienne E. Calderone)	Senior Vice President and Corporate Controller (principal accounting officer)	January 9, 2007
/s/ JOSEPH P. CLAYTON (Joseph P. Clayton)	Director and Chairman of the Board of Directors	January 9, 2007
/s/ LEON D. BLACK (Leon D. Black)	Director	January 9, 2007
/s/ LAWRENCE F. GILBERTI (Lawrence F. Gilberti)	Director	January 9, 2007
/s/ JAMES P. HOLDEN (James P. Holden)	Director	January 9, 2007

Signature	Title	Date

/s/ WARREN N. LIEBERFARB (Warren N. Lieberfarb)	Director	January 9, 2007
/s/ MICHAEL J. MCGUINESS (Michael J. McGuiness)	Director	January 9, 2007
/s/ JAMES F. MOONEY (James F. Mooney)	Director	January 9, 2007